Exhibit 5

May 3, 2019

ABCO Energy, Inc.

2100 North Wilmot, #211

Tucson, AZ 85712

Gentlemen:

We have acted as counsel for ABCO Energy, Inc., a Nevada corporation (the “Company”) in connection with the preparation and filing on April 26, 2019, by the Company of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, File No. 333-231047, relating to the public offering (“Offering”) of 250,000,000 shares of common stock, par value $.0001 per share, of the Company (“Shares”). Capitalized terms are used herein as defined in the Registration Statement.

We have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the board of directors and stockholders, certificates of public officials and officers or other authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic or originals of all documents submitted to us as copies thereof.

We express no opinion concerning any law other than the corporation law of the State of Nevada and the federal law of the United States.

Based upon and subject to the foregoing, we are of the opinion that the 250,000,000 Shares are being offered by the Company in the Offering have been duly authorized and upon issuance, will be, validly issued, fully paid and non-assessable.

We hereby consent to the reference to this firm in the Registration Statement under the caption Legal Matters and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAW OFFICES OF JOHN F. WOLCOTT

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By: John F. Wolcott, Esq.